Exhibit 99.1

SPX FLOW REPORTS THIRD QUARTER 2019 FINANCIAL RESULTS
Q3 2019 Margin Expansion and Strong Cash Generation Underscore Progress on
Strategic Transformation to a Premier Process Solutions Enterprise

●	Q3 Results Exceeded Guidance on Strong Revenue Conversion and Gross Margin Performance

●	Revenue of $383.5 Million with Gross Margins of 35.1% up 270 Points Year-Over-Year and 120 Points Sequentially

●	Segment Income Margins of 14.6% up 60 Points Year-Over-Year and 300 Points Sequentially

●	Reported EPS from Continuing Operations of $0.39 with Adjusted EPS* of $0.59

●	Raises Low End of Full Year Guidance Range for Revenue, Adjusted EBITDA* and Adjusted EPS* from Continuing Operations

____________________________________________________________________________________
CHARLOTTE, NC - October 30, 2019 - SPX FLOW, Inc. (NYSE:FLOW), a leading provider of process solutions, today reported results for the quarter ended September 28, 2019.
“Our third quarter results underscore the progress we’ve made on our strategic transformation to a premier process solutions enterprise. Additionally, our operational performance in the period demonstrates the ability of our team to execute on many levels in a volatile economic environment,” said Marc Michael, President and CEO. “I want to thank our teams across the enterprise for their hard work, tireless effort and positive contributions to the quarter. In Q3 we delivered $384 million of revenue with a gross margin of 35.1% and segment income margin of 14.6%. This level of margin performance along with strong cash conversion in the period demonstrates the higher quality of revenue profile we’ve been working toward. It also illustrates the potential to create long-term value by focusing our strategy on serving customers in select process applications. Importantly, we remain committed to strengthening our financial position, as evidenced by continued debt reduction and net leverage down to 1.7x at the end of the period.”
“I’m especially pleased with our Q3 performance in light of the macro-economic headwinds. Through the first nine months of 2019, the global slowdown in industrial demand and on-going tariff and trade discussions have impacted our customers’ capital spending decisions and led to lower order levels versus 2018. In the third quarter, orders decreased 4% year-over-year organically with the decline across most of our short-cycle product lines. On a sequential basis, the trend was more encouraging with organic orders flat as an increase in liquid processing system orders offset a decrease in short-cycle orders for process components and industrial products. Despite the challenging demand environment, our team continues to remain selective on orders, yielding a higher quality backlog and increasing our ability to perform more consistently at a higher level.”
“Based on our third quarter results and outlook for the balance of the year, we raised the low end of our full year guidance range for revenue, adjusted EBITDA and adjusted EPS from continuing operations. At the mid-point, we are now targeting revenue of ~$1,505 million, adjusted EBITDA of ~$183 million and adjusted EPS* of ~$1.90 per share.”
“On the strategic front, our team has been working with various external partners to develop a deeper assessment of the process solutions market along with targeted strategies in select micro verticals and detailed plans for long-term growth. In support of our enterprise strategy, we continue to be innovative with our organizational design and operating model with emphasis on driving a higher level of accountability, enabling cross-functional teamwork in focused product groups and building core capabilities around customer intimacy, velocity and vitality.”
“The divestiture of our Power and Energy business remains on track and we are in the latter stages of the sale process. Jose Larios and his team are doing an exceptional job running the business while also managing the due diligence of the sale process. They delivered a strong operational performance in the quarter that included solid EBITDA growth and margin expansion, along with 9% order growth versus the prior year. Upon completion of the divestiture, we plan to prioritize net proceeds on debt reduction along with return to shareholders and organic investments. As that milestone draws closer, we have begun executing on our 2%-3% cost productivity goal.”

“As we plan for 2020, we intend to be deliberate with respect to recent quarterly order levels, trends in industrial markets and the overall macro-economic environment. We plan to take a balanced approach as we manage our business through the near-term demand environment, both ensuring we prudently manage cost while investing at appropriate levels to deliver a world class customer experience while driving long-term growth at double-digit ROIC to create value for shareholders,” concluded Michael.
Third Quarter 2019 Consolidated Results (continuing operations unless otherwise noted)

$ millions; except per share data	Q3 2019	Q3 2018	Variance	Organic Variance
Backlog	$481.0	$620.1	(22.4)%	(18.6)%
Orders	350.1	375.8	(6.8)%	(4.1)%
Revenues	383.5	406.7	(5.7)%	(2.9)%
Operating income	26.4	45.0	(41.3)%
Margin %	6.9%	11.1%	-420bps

Income from continuing operations, net of tax	$16.7	$25.9	(35.5)%
Income (loss) from discontinued operations, net of tax	(48.3)	6.8
Net income attributable to SPX FLOW	(31.6)	32.7

Diluted EPS from continuing operations	$0.39	$0.61	(36.1)%
Diluted EPS from discontinued operations	(1.13)	0.16
Diluted EPS	(0.74)	0.77

Operating Cash Flow from (used in) continuing operations	$32.7	$(0.7)
Operating Cash Flow from discontinued operations	22.2	30.1	(26.2)%
Operating Cash Flow	54.9	29.4	86.7%

Free Cash Flow* - Total company	$48.2	$24.5	96.7%
Note: The commentary below is compared to the prior year period. Organic changes exclude the effects of currency fluctuations.

•
Backlog decreased (18.6)% organically due in large part the company's strategy to methodically reduce its exposure to large, dry-dairy applications and focus on growing orders in higher value, liquid-processing applications. In addition, the broad global slowdown across industrial markets and the impact of tariff and trade discussions on customers’ spending decisions led to moderation in the order run-rate for food and beverage process components and industrial products throughout 2019, contributing to the organic decline in backlog.

•
Orders declined (4.1)% organically. This decline was broad-based across short-cycle industrial products and food and beverage process components and due in large part to the global industrial slowdown and the impact from tariff and trade discussion on customers’ capital spending decisions. From a geographic perspective, order declines were concentrated in Europe and North America. In contrast, orders for Food and Beverage liquid-processing systems grew double-digits, led by strong growth in Asia Pacific, most notably in China.

•
Revenues declined (2.9)% organically, due predominately to a lower level of revenue from large dry-dairy projects, as anticipated and consistent with the company's strategy described above. That decline was offset partially by organic growth in food and beverage process components and modest growth in global aftermarket sales across all product lines.

•	Gross profit increased $2.8 million and gross margins expanded 270 points to 35.1% driven by a higher quality of revenue, net price/cost benefits and overall solid operational execution.

•
Operating income was $26.4 million, or 6.9% of revenues. This reflects discrete actions management is taking to simplify the business and position it for targeted growth in high quality micro-verticals within process solutions market and customer segments. Specifically, in Q3 2019 the Company recorded a non-cash impairment charge of $10.8 million related to a corporate asset classified as held for sale and incurred $5.0 million of professional fees related primarily to o

n-going development of the enterprise strategy and long-term growth plan. In addition, Q3 2019 operating income included a normalized level of variable incentive compensation expense as compared to the prior year.

•	Diluted earnings per share from continuing operations were $0.39 and included:

◦	A non-cash impairment charge of $(0.18) per share related to a corporate asset classified as held for sale.

◦	Professional fees of $(0.08) per share related primarily to on-going development of the company’s enterprise strategy and long-term growth plan.

◦	Discrete and other tax items totaling a net credit of $0.06 per share as compared to the Company’s guidance.

•	Excluding the items noted above, adjusted earnings per share* from continuous operations were $0.59.

•	Free cash flow* generated across all operations was $48.2 million, including investments of $6.7 million on capital expenditures and $2.7 million on restructuring actions.

Third Quarter 2019 Results by Segment
Food and Beverage

$ millions	Q3 2019	Q3 2018	Variance	Organic Variance
Backlog	$248.1	$343.3	(27.7)%	(23.2)%
Orders	160.2	157.9	1.5%	3.9%
Revenues	178.9	194.8	(8.2)%	(5.4)%
Income	27.1	27.4	(1.1)%
As a percent of revenues	15.1%	14.1%	100bps
Note: The commentary below is compared to the prior year period. Organic changes exclude the effects of currency fluctuations.

•
Backlog decreased (23.2)% organically due largely to strong project execution combined with a lower level of new system orders, consistent with the Company's strategy to methodically reduce its exposure to dry-dairy applications and increase its focus on liquid-processing applications. To a lesser extent, the backlog for process components declined.

•
Orders grew 3.9% organically, driven by strong order growth in liquid-processing systems in Asia Pacific and, to a lesser extent, a modest increase in global aftermarket orders. This growth was partially offset by a lower level of process component orders, reflecting the on-going impact from tariff and trade discussions on customers capital spending decisions, particularly in North America.

•	Revenues declined (5.4)% organically, due to a lower level of revenue from large dry-dairy systems, as anticipated, partially offset by growth in process component shipments and aftermarket sales.

•
Segment income was $27.1 million and margins expanded 100 points to 15.1%. The margin improvement was driven by strong operational and project execution on a higher quality of revenue, savings from cost reduction actions and net price benefits. These improvements were partially offset by a normalized level of variable incentive compensation as compared to the prior year.

Industrial

$ millions	Q3 2019	Q3 2018	Variance	Organic Variance
Backlog	$232.9	$276.8	(15.9)%	(12.9)%
Orders	189.9	217.9	(12.8)%	(10.0)%
Revenues	204.6	211.9	(3.4)%	(0.6)%
Income	28.7	29.5	(2.7)%
As a percent of revenues	14.0%	13.9%	10bps
Note: The commentary below is compared to the prior year period. Organic changes exclude the effects of currency fluctuations.

•
Backlog decreased (12.9)% organically reflecting the broad, global industrial slowdown and the impact of tariff and trade discussions on customers’ spending decisions in 2019 which has led to a lower level of demand for short-cycle industrial products and small-to-medium sized capital projects.

•
Orders declined (10.0)% organically. This decline was broad-based across the industrial product lines, mostly notably pumps and dehydration equipment, and reflects the broader global industrial slowdown described above.

•	Revenues declined (0.6)% organically due to a lower level of pump shipments, partially offset by growth in mixers shipments.

•
Segment income decreased $(0.8) million, however, margins expanded 10 points to 14.0%. The margin improvement was driven by a higher quality of revenue and net price benefits. These improvements were partially offset by a normalized level of variable incentive compensation as compared to the prior year.

OTHER ITEMS
Form 10-Q: The company expects to file its quarterly report on Form 10-Q for the quarter ended September 28, 2019 with the Securities and Exchange Commission on October 30, 2019. This news release should be read in conjunction with that filing, which will be available on the company’s website at www.spxflow.com, in the Investor Relations section.
Discontinued Operations - Impairment Charge: As of September 28, 2019, management has evaluated indicators of fair value of the Company’s discontinued operations, including indications of fair value received from third parties in connection with the marketing of the business through the end of the third quarter. Based on developments associated with the marketing and sale process that arose during the Company’s third quarter, and indications of fair value received through the conclusion of the third quarter, the Company recorded a pre-tax charge of $52.0 million to reduce the carrying value of the net assets of discontinued operations, including relevant foreign currency translation adjustment balances, to estimated fair value less costs to sell.
Discontinued Operations - Legal Settlement: During the first quarter of 2019, the Company received a payment demand from a customer related to a project in the Power and Energy business which is classified as discontinued operations. The demand and related claims arose from the Company’s supply of equipment used in a series of long-term nuclear power projects that are substantially complete in terms of our production, revenue recognition and receipt of payment. On September 30, the Company entered into a settlement agreement with the customer and paid $17.0 million in accordance with the terms of the agreement. Accordingly, the Company recorded a charge of $17.0 million to cost of products sold within the results of discontinued operations, related to the settlement. The liability associated with this agreement was recorded as a component of “Accrued expenses” of discontinued operations of the Company as of September 28, 2019. The agreement releases the Company from further claims by the customer, beyond the ordinary warranty obligations that are associated with the underlying project.
About SPX FLOW, Inc.: Based in Charlotte, North Carolina, SPX FLOW, Inc. (NYSE: FLOW) innovates with customers to help feed and enhance the world by designing, delivering and servicing high value process solutions at the heart of growing and sustaining our diverse communities. The company's product offering is concentrated in process technologies that perform mixing, blending, fluid handling, separation, thermal heat transfer and other activities that are integral to processes performed across a wide variety of sanitary and industrial markets. SPX FLOW has approximately $1.5 billion in annual revenues with operations in more than 30 countries and sales in more than 150 countries. To learn more about SPX FLOW, please visit www.spxflow.com.
*Non-GAAP measure. See attached schedules for reconciliation from most comparable GAAP measure. Management believes these Non-GAAP metrics are commonly used financial measures for investors to evaluate our operating performance for the periods presented, and when read in conjunction with our condensed consolidated financial statements, present a useful tool to evaluate continuing operations and provide investors with metrics they can use to evaluate our management of the business from period to period. In addition, these are some of the factors we use in internal evaluations of the overall performance of our business. Non-GAAP financial guidance measures are calculated in a manner consistent with the presentation of the similarly titled historical non-GAAP measures presented in this press release. These items include adjustments for certain items that are out of SPX FLOW’s control and/or cannot be reasonably predicted. Accordingly, a reconciliation of the non-GAAP financial guidance to the nearest corresponding GAAP financial measures is not practicable.
Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these Non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these Non-GAAP measures are not necessarily comparable to similarly-titled measures used by other companies.
Note: Net leverage is as defined by the company’s credit facility.
Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2018. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “expect,” “anticipate,” “plan,” “target,” “project,” “believe” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements are only predictions. Actual events or results may differ materially because of market conditions or other factors, and forward-looking statements should not be relied upon as a prediction of actual results. All the forward-looking statements in this press release are qualified in their entirety by reference to the factors discussed under the heading “Risk Factors” in the 2018 Form 10-K and in any other documents filed by the company with the Securities and Exchange Commission that describe risks and factors that could cause results to differ materially from those projected in these forward-looking statements. These risk factors may not be exhaustive. Further, the company operates in a continually changing business environment and cannot predict new risk factors that may arise as a result of these changes. In addition, estimates of future operating results are based on the company’s current complement of continuing operations, which is subject to change, and the company cannot assure that the portion of the former Power and Energy reportable segment being held for sale will be sold in the anticipated time period, or at all, and the terms of any such sale if it is completed. Statements in this press release speak only as of the date of this press release, and SPX FLOW disclaims any responsibility to update or revise such statements.

Investor Contact:
Stewart Honeycutt
Director, FP&A and Investor Relations
704-752-4472
investor@spxflow.com

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended		Nine months ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Revenues	$383.5	$406.7	$1,142.3	$1,182.1
Cost of products sold	248.9	274.9	753.7	796.1
Gross profit	134.6	131.8	388.6	386.0
Selling, general and administrative	94.3	83.3	278.0	276.1
Intangible amortization	2.9	3.3	8.6	10.0
Asset impairment charges	10.8	—	10.8	—
Restructuring and other related charges	0.2	0.2	7.1	2.9
Operating income	26.4	45.0	84.1	97.0

Other income (expense), net	0.1	(1.2)	7.3	(3.3)
Interest expense, net	(6.5)	(8.2)	(22.5)	(26.5)
Income from continuing operations before income taxes	20.0	35.6	68.9	67.2
Income tax provision	(2.5)	(9.6)	(24.7)	(14.8)
Income from continuing operations	17.5	26.0	44.2	52.4
Income (loss) from discontinued operations, net of tax	(48.1)	6.5	7.5	18.8
Net income (loss)	(30.6)	32.5	51.7	71.2
Less: Net income (loss) attributable to noncontrolling interests	1.0	(0.2)	1.2	0.1
Net income (loss) attributable to SPX FLOW, Inc.	$(31.6)	$32.7	$50.5	$71.1

Amounts attributable to SPX FLOW, Inc. common shareholders:
Income from continuing operations, net of tax	$16.7	$25.9	$43.0	$51.7
Income (loss) from discontinued operations, net of tax	(48.3)	6.8	7.5	19.4
Net income (loss) attributable to SPX FLOW, Inc.	$(31.6)	$32.7	$50.5	$71.1

Basic income (loss) per share of common stock:
Income per share from continuing operations	$0.39	$0.61	$1.01	$1.23
Income (loss) per share from discontinued operations	(1.13)	0.16	0.18	0.46
Net income (loss) per share attributable to SPX FLOW, Inc.	$(0.74)	$0.77	$1.19	$1.69
Diluted income (loss) per share of common stock:
Income per share from continuing operations	$0.39	$0.61	$1.01	$1.21
Income (loss) per share from discontinued operations	(1.13)	0.16	0.17	0.46
Net income (loss) per share attributable to SPX FLOW, Inc.	$(0.74)	$0.77	$1.18	$1.67

Weighted average number of common shares outstanding - basic	42.434	42.229	42.418	42.169
Weighted average number of common shares outstanding - diluted	42.697	42.696	42.630	42.607

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	September 28, 2019	December 31, 2018
ASSETS
Current assets:
Cash and equivalents	$217.6	$197.0
Accounts receivable, net	261.0	278.4
Contract assets	32.8	33.8
Inventories, net	212.9	220.5
Other current assets	29.6	33.3
Assets of discontinued operations - current	612.8	244.4
Total current assets	1,366.7	1,007.4
Property, plant and equipment:
Land	23.2	23.9
Buildings and leasehold improvements	167.8	175.5
Machinery and equipment	314.6	336.8
	505.6	536.2
Accumulated depreciation	(283.3)	(284.9)
Property, plant and equipment, net	222.3	251.3
Goodwill	534.7	550.4
Intangibles, net	206.7	219.2
Other assets	186.0	111.1
Assets of discontinued operations - long-term	—	412.4
TOTAL ASSETS	$2,516.4	$2,551.8

LIABILITIES, MEZZANINE EQUITY AND EQUITY
Current liabilities:
Accounts payable	$145.5	$157.0
Contract liabilities	105.1	136.4
Accrued expenses	154.2	149.0
Income taxes payable	21.8	26.7
Short-term debt	25.6	26.0
Current maturities of long-term debt	0.1	20.8
Liabilities of discontinued operations - current	224.6	133.4
Total current liabilities	676.9	649.3
Long-term debt	693.3	718.3
Deferred and other income taxes	41.8	71.5
Other long-term liabilities	106.7	67.5
Liabilities of discontinued operations - long-term	—	60.6
Total long-term liabilities	841.8	917.9
Mezzanine equity	20.2	21.5
Equity:
SPX FLOW, Inc. shareholders’ equity:
Common stock	0.4	0.4
Paid-in capital	1,672.8	1,662.6
Accumulated deficit	(223.6)	(265.6)
Accumulated other comprehensive loss	(462.8)	(430.7)
Common stock in treasury	(19.3)	(13.9)
Total SPX FLOW, Inc. shareholders' equity	967.5	952.8
Noncontrolling interests	10.0	10.3
Total equity	977.5	963.1
TOTAL LIABILITIES, MEZZANINE EQUITY AND EQUITY	$2,516.4	$2,551.8

SPX FLOW, INC. AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	As of and for the three months ended				As of and for the nine months ended
	September 28, 2019	September 29, 2018	Change	%/bps	September 28, 2019	September 29, 2018	Change	%/bps
Food and Beverage
Backlog	$248.1	$343.3	$(95.2)	(27.7)%	$248.1	$343.3	$(95.2)	(27.7)%
Orders	160.2	157.9	2.3	1.5%	467.1	528.4	(61.3)	(11.6)%
Revenues	178.9	194.8	(15.9)	(8.2)%	530.0	548.9	(18.9)	(3.4)%
Gross profit	61.0	59.6	1.4		167.0	173.6	(6.6)
as a percent of revenues	34.1%	30.6%		350bps	31.5%	31.6%		(10)bps
Selling, general and administrative expense	32.4	30.3	2.1		102.9	102.6	0.3
as a percent of revenues	18.1%	15.6%		250bps	19.4%	18.7%		70bps
Intangible amortization expense	1.5	1.9	(0.4)		4.5	5.7	(1.2)
Income	$27.1	$27.4	$(0.3)	(1.1)%	$59.6	$65.3	$(5.7)	(8.7)%
as a percent of revenues	15.1%	14.1%		100bps	11.2%	11.9%		(70)bps

Industrial
Backlog	$232.9	$276.8	$(43.9)	(15.9)%	$232.9	$276.8	$(43.9)	(15.9)%
Orders	189.9	217.9	(28.0)	(12.8)%	596.3	656.1	(59.8)	(9.1)%
Revenues	204.6	211.9	(7.3)	(3.4)%	612.3	633.2	(20.9)	(3.3)%
Gross profit	73.6	72.2	1.4		221.6	212.4	9.2
as a percent of revenues	36.0%	34.1%		190bps	36.2%	33.5%		270bps
Selling, general and administrative expense	43.5	41.3	2.2		129.6	131.1	(1.5)
as a percent of revenue	21.3%	19.5%		180bps	21.2%	20.7%		50bps
Intangible amortization expense	1.4	1.4	—		4.1	4.3	(0.2)
Income	$28.7	$29.5	$(0.8)	(2.7)%	$87.9	$77.0	$10.9	14.2%
as a percent of revenues	14.0%	13.9%		10bps	14.4%	12.2%		220bps

Consolidated Backlog	$481.0	$620.1	$(139.1)	(22.4)%	$481.0	$620.1	$(139.1)	(22.4)%
Consolidated Orders	350.1	375.8	(25.7)	(6.8)%	1,063.4	1,184.5	(121.1)	(10.2)%
Consolidated Revenues	383.5	406.7	(23.2)	(5.7)%	1,142.3	1,182.1	(39.8)	(3.4)%
Consolidated Segment Income	55.8	56.9	(1.1)	(1.9)%	147.5	142.3	5.2	3.7%
as a percent of revenues	14.6%	14.0%		60bps	12.9%	12.0%		90bps

Total income for reportable segments	$55.8	$56.9	$(1.1)		$147.5	$142.3	$5.2
Corporate expense	18.1	11.4	6.7		44.8	41.5	3.3
Pension and postretirement service costs	0.3	0.3	—		0.7	0.9	(0.2)
Asset impairment charges	10.8	—	10.8		10.8	—	10.8
Restructuring and other related charges	0.2	0.2	—		7.1	2.9	4.2
Consolidated Operating Income	$26.4	$45.0	$(18.6)	(41.3)%	$84.1	$97.0	$(12.9)	(13.3)%
as a percent of revenues	6.9%	11.1%		(420)bps	7.4%	8.2%		(80)bps

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended		Nine months ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Cash flows from operating activities:
Net income (loss)	$(30.6)	$32.5	$51.7	$71.2
Less: Income (loss) from discontinued operations, net of tax	(48.1)	6.5	7.5	18.8
Income from continuing operations	17.5	26.0	44.2	52.4
Adjustments to reconcile income from continuing operations to net cash from operating activities:
Restructuring and other related charges	0.2	0.2	7.1	2.9
Asset impairment charges	10.8	—	10.8	—
Deferred income taxes	(12.5)	3.3	(4.0)	4.9
Depreciation and amortization	9.5	10.3	28.9	31.6
Stock-based compensation	3.2	3.3	9.4	11.6
Pension and other employee benefits	0.5	0.6	1.5	4.3
Loss (gain) on asset sales and other, net	(0.2)	—	(0.4)	0.1
Gain on change in fair value of investment in equity security	—	—	(7.8)	—
Changes in operating assets and liabilities, net of effects from discontinued operations:
Accounts receivable and other assets	(8.1)	(8.0)	37.0	(21.7)
Contract assets and liabilities, net	(3.4)	(9.5)	(27.4)	(10.4)
Inventories	13.4	3.9	1.2	(30.3)
Accounts payable, accrued expenses and other	4.5	(29.4)	(41.4)	(47.1)
Cash spending on restructuring actions	(2.7)	(1.4)	(6.0)	(9.9)
Net cash from (used in) continuing operations	32.7	(0.7)	53.1	(11.6)
Net cash from discontinued operations	22.2	30.1	46.0	59.6
Net cash from operating activities	54.9	29.4	99.1	48.0
Cash flows used in investing activities:
Proceeds from asset sales and other, net	0.3	—	1.0	—
Capital expenditures	(4.9)	(4.0)	(17.4)	(12.3)
Net cash used in continuing operations	(4.6)	(4.0)	(16.4)	(12.3)
Net cash used in discontinued operations	(1.8)	(0.9)	(4.6)	(5.0)
Net cash used in investing activities	(6.4)	(4.9)	(21.0)	(17.3)
Cash flows used in financing activities:
Borrowings under amended and restated senior credit facilities	12.0	—	134.0	—
Repayments of amended and restated senior credit facilities	(27.0)	—	(34.0)	—
Borrowings under former senior credit facilities	—	14.0	33.0	69.8
Repayments of former senior credit facilities	—	(19.0)	(173.0)	(134.8)
Borrowings under former trade receivables financing arrangement	—	14.0	54.0	79.5
Repayments of former trade receivables financing arrangement	—	(17.0)	(54.0)	(79.5)
Borrowings under other financing arrangements	2.2	6.5	2.8	10.2
Repayments of other financing arrangements	—	(0.6)	(3.2)	(4.2)
Financing fees paid	(0.6)	—	(3.3)	—
Minimum withholdings paid on behalf of employees for net share settlements, net	(0.2)	(0.2)	(5.4)	(4.6)
Dividends paid to noncontrolling interests in subsidiary	—	—	(1.0)	(2.2)
Net cash used in continuing operations	(13.6)	(2.3)	(50.1)	(65.8)
Net cash used in discontinued operations	(0.1)	(0.2)	(0.3)	(0.5)
Net cash used in financing activities	(13.7)	(2.5)	(50.4)	(66.3)
Change in cash, cash equivalents and restricted cash due to changes in foreign currency exchange rates	0.2	(5.3)	(2.6)	(6.6)
Net change in cash, cash equivalents and restricted cash	35.0	16.7	25.1	(42.2)
Consolidated cash, cash equivalents and restricted cash, beginning of period	204.4	206.0	214.3	264.9
Consolidated cash, cash equivalents and restricted cash, end of period	$239.4	$222.7	$239.4	$222.7

SPX FLOW, INC. AND SUBSIDIARIES
ORGANIC REVENUE RECONCILIATION
(Unaudited)

	Three months ended September 28, 2019
	Net Revenue Decline	Foreign Currency	Organic Revenue Decline
Food and Beverage	(8.2)%	(2.8)%	(5.4)%
Industrial	(3.4)%	(2.8)%	(0.6)%
Consolidated	(5.7)%	(2.8)%	(2.9)%

	Nine months ended September 28, 2019
	Net Revenue Decline	Foreign Currency	Organic Revenue Decline
Food and Beverage	(3.4)%	(3.3)%	(0.1)%
Industrial	(3.3)%	(3.3)%	—%
Consolidated	(3.4)%	(3.4)%	—%

SPX FLOW, INC. AND SUBSIDIARIES
CASH, DEBT AND NET DEBT RECONCILIATION
(Unaudited; in millions)

	Nine months ended
	September 28, 2019
Beginning cash, cash equivalents and restricted cash	$214.3

Net cash from operating activities of continuing operations	53.1
Net cash from operating activities of discontinued operations	46.0
Proceeds from asset sales and other, net	1.0
Capital expenditures of continuing operations	(17.4)
Capital expenditures of discontinued operations	(4.6)
Borrowings under amended and restated senior credit facilities	134.0
Repayments of amended and restated senior credit facilities	(34.0)
Borrowings under former senior credit facilities	33.0
Repayments of former senior credit facilities	(173.0)
Borrowings under former trade receivables financing arrangement	54.0
Repayments of former trade receivables financing arrangement	(54.0)
Borrowings under other financing arrangements	2.8
Repayments of other financing arrangements	(3.2)
Financing fees paid	(3.3)
Minimum withholdings paid on behalf of employees for net share settlements, net	(5.4)
Dividends paid to noncontrolling interests in subsidiary	(1.0)
Net cash used in financing activities of discontinued operations	(0.3)
Change in cash, cash equivalents and restricted cash due to changes in foreign currency exchange rates	(2.6)

Ending cash, cash equivalents and restricted cash	$239.4

	Debt and Net Debt at
	September 28, 2019	December 31, 2018
Term loan	$100.0	$—
Former term loan	—	140.0
5.625% senior notes, due in August 2024	300.0	300.0
5.875% senior notes, due in August 2026	300.0	300.0
Other indebtedness - continuing operations	26.2	33.1
Other indebtedness - discontinued operations	3.9	4.2
Less: deferred financing fees	(7.2)	(8.0)
Total debt	$722.9	$769.3

Total debt	$722.9	$769.3
Less: debt under purchase card program	(24.7)	(23.0)
Less: cash and equivalents - continuing operations	(217.6)	(197.0)
Less: cash and equivalents - discontinued operations	(20.7)	(16.3)
Net debt	$459.9	$533.0

SPX FLOW, INC. AND SUBSIDIARIES
FREE CASH FLOW RECONCILIATION
(Unaudited; in millions)

	Three months ended		Nine months ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net cash from operating activities - continuing and discontinued operations	$54.9	$29.4	$99.1	$48.0
Capital expenditures - continuing and discontinued operations	(6.7)	(4.9)	(22.0)	(17.3)
Free cash flow from operations - continuing and discontinued operations	$48.2	$24.5	$77.1	$30.7

SPX FLOW, INC. AND SUBSIDIARIES
EBITDA RECONCILIATION
(Unaudited; in millions)

	Three months ended(1)		Nine months ended(1)
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net income (loss) attributable to SPX FLOW, Inc.	$(31.6)	$32.7	$50.5	$71.1

Income tax provision (benefit)	(7.1)	9.2	(22.7)	21.9
Interest expense, net	9.3	11.3	31.7	36.2
Depreciation and amortization	9.5	14.6	36.7	44.4
EBITDA	(19.9)	67.8	96.2	173.6
Impairment charge	52.0	—	52.0	—
Asset impairment charges	10.8	—	10.8	—
Claim settlement	17.0	—	17.0	—
Charges and fees associated with strategic actions	2.9	—	6.4	—
Fair value adjustment related to an equity security	—	—	(7.8)	—
Non-cash compensation expense	3.4	3.7	10.2	15.2
Non-service pension and postretirement related costs	0.2	0.3	0.8	1.5
Interest income	2.2	1.9	6.0	5.1
Losses (gains) on asset sales and other, net	(0.2)	—	(0.4)	0.2
Restructuring and other related charges	0.2	0.2	7.1	3.9
Foreign exchange losses	0.2	2.5	1.8	6.5
Other	0.2	0.2	0.6	0.6
Bank consolidated EBITDA	$69.0	$76.6	$200.7	$206.6

(1) Includes the results of continuing operations and discontinued operations

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED DILUTED EARNINGS PER SHARE RECONCILIATION
(Unaudited)

	Three months ended	Nine months ended
	September 28, 2019	September 28, 2019
Diluted earnings (loss) per share attributable to SPX FLOW, Inc.	$(0.74)	$1.18
Less: Diluted earnings (loss) per share from discontinued operations	(1.13)	0.17
Diluted earnings per share from continuing operations	0.39	1.01
Certain restructuring and other related charges, net of tax	—	0.11
Charges and fees associated with strategic actions, net of tax	0.08	0.10
Fair value adjustment related to an equity security, net of tax	—	(0.13)
Discrete tax charges (benefits)	(0.06)	0.07
Impairment of corporate asset held for sale, net of tax	0.18	0.18
Adjusted diluted earnings per share	$0.59	$1.34